    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1997


                                                      REGISTRATION NO. 333-35433
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1*

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             TAUBMAN CENTERS, INC.
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS ARTICLES OF INCORPORATION)

                   MICHIGAN                                        38-2033632
        (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER IDENTIFICATION NO.)
        INCORPORATION OR ORGANIZATION)

                            200 EAST LONG LAKE ROAD
                            SUITE 300, P.O. BOX 200
                     BLOOMFIELD HILLS, MICHIGAN 48303-0200
                                 (248) 258-6800
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 LISA A. PAYNE
                             TAUBMAN CENTERS, INC.
                            200 EAST LONG LAKE ROAD
                            SUITE 300, P.O. BOX 200
                     BLOOMFIELD HILLS, MICHIGAN 48303-0200
                                 (248) 258-6800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                           DAVID A. HANDELSMAN, ESQ.
                              MIRO WEINER & KRAMER
                       500 N. WOODWARD AVENUE, SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                 (248) 646-2400

                            ------------------------


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]


                            ------------------------


* This Amendment is being filed pursuant to Rule 462(d) under the Securities Act of 1933 and shall become effective immediately upon filing.

================================================================================

                               EXPLANATORY NOTE:


     This Post-Effective Amendment No. 1 (this "Amendment") is being filed pursuant to Rule 462(d) under the Securities Act of 1933 for the sole purpose of filing exhibits and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission ("Commission"). After giving effect to this Amendment, Registration Statement No. 333-35433 (the "Registration Statement") consists of the Registration Statement as filed with the Commission at the time it became effective on September 19, 1997, as supplemented by (i) a Preliminary Prospectus Supplement Issued September 29, 1997, to Prospectus dated September 19, 1997, filed with the Commission pursuant to Rule 424(b)(5), (ii) a Prospectus Supplement dated September 30, 1997, to Prospectus dated September 19, 1997, as filed with the Commission pursuant to Rule 424(b)(5), and (iii) this Amendment consisting of the facing page, this Explanatory Note, Part II of this Amendment, a signature page, and the exhibits filed herewith.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

Registration Fee............................................    $151,515.15
Engraving and Printing Expenses.............................    $ 50,000.00
                                                                -----------
Legal Fees and Expenses.....................................     150,000.00(2)
Accounting Fees and Expenses................................     150,000.00(2)
Blue Sky Fees and Expenses..................................       7,500.00(2)
Miscellaneous...............................................      50,000.00(2)
                                                                -----------
Total.......................................................    $559,015.15(2)
                                                                ===========

-------------------------
(1) Excluding underwriting fees and commissions.

(2) Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that no director of the Registrant shall be liable to the Registrant or the shareholders for monetary damages for breach of the director's fiduciary duty. Such provision does not limit a director's liability to the Registrant or its shareholders resulting from:

          (i) a breach of the director's duty of loyalty to the Registrant or its shareholders;

          (ii) acts or omissions of the director not in good faith or that involve intentional misconduct or knowing violation of law;

          (iii) a violation of Section 551(1) of the Michigan Business Corporation Act (relating to unlawful payments of dividends);

          (iv) a transaction from which the director derived an improper personal benefit; or

          (v)  any act or omission occurring prior to November 20, 1992.

     The Registrant's Articles of Incorporation provide for mandatory indemnification by the Registrant of its directors (including directors of subsidiaries) to the fullest extent permitted or not prohibited by existing law or to such greater extent as may be permitted or not prohibited under succeeding provisions of law. The Registrant's Articles of Incorporation provide that the Registrant shall pay the expenses incurred by a director of the Registrant (including a director of a subsidiary) in defending a civil or criminal action, suit, or proceeding involving such person's acts or omissions as a director of the Registrant (or of a subsidiary).

     The Registrant's Articles of Incorporation authorize the Registrant to indemnify any officer of the Registrant (or of a subsidiary), if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, indemnification of an officer shall be made by the Registrant only as authorized in a specific case upon the determination that indemnification of the officer is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (i) by majority vote of the directors of the Registrant who are not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion, or (iii) by the shareholders of the Registrant. The Registrant's Articles of Incorporation authorize the Registrant to pay the expenses incurred by an officer in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such officer to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Registrant. Such undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

     The Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is liable as a director of the Registrant, or is or was serving, at the request of the Registrant, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the Registrant would have power to indemnify him against such liability.

     The Registrant has purchased a policy of directors' and officers' insurance that insures both the Registrant and its officers and directors against expenses and liabilities of the type normally insured against under such policies, including the expense of the indemnifications described above.

ITEM 16. EXHIBITS


   EXHIBIT
   NUMBER
   -------
      1    --  Underwriting Agreement.
   4(a)    --  Form of Amended and Restated Articles of Incorporation.
   4(b)    --  Bylaws, as amended (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the
               quarter ended September 30, 1996).
   4(c)    --  Form of The Amended and Restated Agreement of Limited
               Partnership of The Taubman Realty Group Limited Partnership,
               as amended through September 30, 1997.
   4(d)    --  Form of Contribution and Acceptance of Preferred Equity,
               Designation of Series A Preferred Equity, and Establishment
               of Preferred Rate.
  *4(e)    --  Form of Common Stock Warrant Agreement.
  *4(f)    --  Form of Preferred Stock Warrant Agreement.
  *4(g)    --  Form of Deposit Agreement and Depositary Receipt.
    **5    --  Opinion of Miro Weiner & Kramer, counsel to Registrant, as to the validity of the Securities.
    **8    --  Opinion of Miro Weiner & Kramer, counsel to Registrant, as to certain tax matters.
  23(a)    --  Consent of Deloitte & Touche LLP.
**23(b)    --  Consent of Miro Weiner & Kramer (included in Exhibits 5 and
               8).
   **24    --  Powers of Attorney.

-------------------------
 * To be filed by amendment or incorporated by reference.

** Previously filed.

ITEM 17. UNDERTAKINGS.

     The Registrant undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) (a) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. (b) Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     Paragraphs (1)(i) and (1)(ii)(a) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     The Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on the 3rd day of October, 1997.


                                          TAUBMAN CENTERS, INC.

                                          By:     /s/ ROBERT S. TAUBMAN

                                            ------------------------------------
                                                     Robert S. Taubman
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                      TITLE                         DATE
                  ---------                                      -----                         ----

                      *                          Vice Chairman of the Board               October 3, 1997
---------------------------------------------
              Robert C. Larson

            /s/ ROBERT S. TAUBMAN                President, Chief Executive Officer,      October 3, 1997
---------------------------------------------    and Director
              Robert S. Taubman

              /s/ LISA A. PAYNE                  Chief Financial Officer and Director     October 3, 1997
---------------------------------------------
                Lisa A. Payne

           /s/ RICHARD B. MCGLINN                Chief Accounting Officer                 October 3, 1997
---------------------------------------------
             Richard B. McGlinn

                      *                          Director                                 October 3, 1997
---------------------------------------------
              Claude M. Ballard

                      *                          Director                                 October 3, 1997
---------------------------------------------
             Allan J. Bloostein

                      *                          Director                                 October 3, 1997
---------------------------------------------
              Jerome A. Chazen

                      *                          Director                                 October 3, 1997
---------------------------------------------
             Thomas E. Dobrowski

                      *                          Director                                 October 3, 1997
---------------------------------------------
                W. Allen Reed

           *By: /s/ LISA A. PAYNE
   ---------------------------------------
       Lisa A. Payne, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------
      1       --  Underwriting Agreement.
      4(a)    --  Form of Amended and Restated Articles of Incorporation.
      4(b)    --  Bylaws, as amended (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the
                  quarter ended September 30, 1996).
      4(c)    --  Form of The Amended and Restated Agreement of Limited
                  Partnership of The Taubman Realty Group Limited Partnership,
                  as amended through September 30, 1997.
      4(d)    --  Form of Contribution and Acceptance of Preferred Equity,
                  Designation of Series A Preferred Equity, and Establishment
                  of Preferred Rate.
     *4(e)    --  Form of Common Stock Warrant Agreement.
     *4(f)    --  Form of Preferred Stock Warrant Agreement.
     *4(g)    --  Form of Deposit Agreement and Depositary Receipt.
    **5       --  Opinion of Miro Weiner & Kramer, counsel to Registrant, as to the validity of the Securities.
    **8       --  Opinion of Miro Weiner & Kramer, counsel to Registrant, as to certain tax matters.
     23(a)    --  Consent of Deloitte & Touche LLP.
   **23(b)    --  Consent of Miro Weiner & Kramer (included in Exhibits 5 and
                  8).
   **24       --  Powers of Attorney.


-------------------------
 * To be filed by amendment or incorporated by reference.

** Previously filed.